EXHIBIT 99.1

DS Healthcare Announces $5 Million Registered Direct Offering to Finalize Senior Debt Requirements

Pompano Beach Fla., Dec. 18, 2015 (GLOBE NEWSWIRE) -- DS Healthcare Group, Inc. (Nasdaq:DSKX) (the "Company" or "DSKX") announced that it entered into a definitive securities purchase agreement with certain institutional investors for the issuance of 2,000,000 shares of common stock at a purchase price of $2.50 per share along with unregistered warrants to purchase up to 1,500,000 shares of common stock with an exercise price of $2.85 per share.  The warrants will be initially exercisable six months from the date of the closing of the offering and have a term of exercise of five years.

The proceeds are in accordance with the senior lenders requirements to finalize the acquisition of W/R Group.

Renee Barch-Niles CEO of the Company, commented, "We are nearing the completion of the W/R Group acquisition and we welcome the new institutional investors as shareholders. This working capital investment will be used to drive our strategic efforts to pave our path to be recognized as the leading innovator in scientifically advanced, personal care solutions".

Rodman & Renshaw, a unit of H.C. Wainwright & Co., acted as the exclusive placement agent for this transaction.  Barrington Research Associates acted as a financial advisor for this transaction.

The closing of the sale of the securities is expected to take place on or about December 23, 2015, subject to satisfaction of customary closing conditions.

The shares of common stock described above were offered pursuant to a shelf registration statement (File No. 333-195344), which was declared effective by the United States Securities and Exchange Commission ("SEC") on August 4, 2014. The warrants described above have not been registered under the Securities Act of 1933 (the "Act"), and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC's website at http://www.sec.gov.  Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained from H.C. Wainwright & Co., LLC by contacting by telephone at (212) 356-0530 or by e-mail at placements@hcwco.com.

About DS Healthcare Group

DS Healthcare Group Inc. is a leader in the development of biotechnology for topical therapies. It markets through online channels, specialty retailers, distributors, pharmacies, and salons. Its research has led to a highly innovative portfolio of personal care products and additional innovations in pharmaceutical projects. For more information on DS Health Group's flagship brand, visit www.dslaboratories.com or www.facebook.com/DS.Labs

Forward-looking statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies, and are generally preceded by words such as "future," "plan" or "planned," "expects," or "projected." These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond the company's control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, limited operating history, difficulty in developing and marketing products, intense competition, and additional risks factors as discussed in reports filed by the company with the Securities and Exchange Commission, which are available at http://www.sec.gov.